EXHIBIT 99.1

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2013 EARNINGS RELEASE

For Immediate Release	For more information, please contact:
April 23, 2013	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS FIRST QUARTER RESULTS
First Quarter Same Community Revenue up 4.3 Percent
First Quarter Same Community NOI up 5.9 Percent
Quarter-End Same Community Physical Occupancy 96.6 Percent

Cleveland, Ohio - April 23, 2013 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the first quarter ended March 31, 2013. Funds from Operations (FFO) for the first quarter of 2013 was $0.31 per common share (diluted) compared to $0.25 per common share (diluted), for the first quarter of 2012. FFO as adjusted for the first quarter of 2013 was $0.31 per common share (diluted), compared to $0.29 per common share (diluted) for the first quarter of 2012, a 6.9% increase, after adjusting 2012 first quarter FFO for $1.7 million of loan prepayment costs and a credit of $279,000 for a refund of loan defeasance costs. There were no FFO adjustments in the first quarter of 2013.
Net income applicable to common shares was $10.3 million, or $0.20 per common share (diluted), for the quarter ended March 31, 2013. This compared to a net loss applicable to common shares of $2.1 million, or $(0.05) per common share (diluted), for the quarter ended March 31, 2012.
"It was another strong quarter for Associated Estates. Operating fundamentals remain solid and the propensity to rent apartments continues at a generational high," said Jeffrey I. Friedman, President and Chief Executive Officer.
A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the First Quarter Supplemental Financial Information furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
Quarterly Same Community Portfolio Results
Net operating income (NOI) for the first quarter of 2013 for the Company's same community portfolio increased 5.9% compared to the first quarter of 2012. Revenue increased 4.3% and property operating expenses increased 2.0%. Physical occupancy was 96.6% at the end of the first quarter compared to 97.4% at the end of the first quarter of 2012. Average monthly net rent collected per unit for the same community properties was $1,094 compared to $1,051 for the first quarter of 2012, a 4.1% increase.
Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the First Quarter Supplemental Financial Information, which is available on the "Investors" section of the Company's website at AssociatedEstates.com or by clicking on the following link: quarterly results.
2013 Outlook
The Company reaffirmed its full year FFO as adjusted guidance range of $1.29 to $1.33 per common share (diluted). Detailed assumptions relating to the Company's guidance can be found on page 24 of the First Quarter 2013 Supplemental Financial Information on the Company's website at AssociatedEstates.com.

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2013 EARNINGS RELEASE

Capital Markets Activity
On January 22, 2013, the Company completed the issuance of $150 million of unsecured Senior Notes. The notes were offered in a private placement with two maturity tranches: $63 million 8-year maturity at 4.02% and $87 million 10-year maturity at 4.45%.  The $150 million total issuance has a weighted average term of 9.2 years at a weighted average interest rate of 4.27%. Proceeds from the issuance were used to repay borrowings under the Company's credit facility.
Transactional Activity
On March 22, 2013, the Company sold Idlewylde Apartments, an 843-unit property located in Duluth, GA. Proceeds from the sale were used to repay all outstanding borrowings under the Company's credit facility.
Conference Call
A conference call to discuss the Company's first quarter results will be held on April 24, 2013 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is (800) 860-2442, and the passcode is “Estates.” The call will be archived through May 8, 2013. The dial-in number for the replay is (877) 344-7529, and the conference number for the replay is 10026683.
Via the Internet (listen only): Access the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "First Quarter 2013 Earnings Conference Call" link. The webcast will be archived for 90 days.
Company Profile
Associated Estates is a real estate investment trust ("REIT") and is a member of the Russell 2000 and the MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 51 properties containing 13,107 units located in ten states. For more information about the Company, please visit its website at AssociatedEstates.com.
FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or to different REITs. A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the First Quarter Supplemental Financial Information included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2013 EARNINGS RELEASE

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2013 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainties that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination of, or limitations on, federal government support for Fannie Mae and/or Freddie Mac that might result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims that are not covered by the Company's insurance; catastrophic property damage losses that are not covered by the Company's insurance; the inability to acquire properties at prices consistent with the Company's investment criteria; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and other uncertainties and risk factors addressed in documents filed by the Company with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q.

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2013 EARNINGS RELEASE

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended
		March 31,
		2013	2012

Total revenue		$44,993	$38,207

Net income (loss) attributable to AERC		$10,346	$(2,081)
Add:	Depreciation - real estate assets	12,834	11,614
	Amortization of intangible assets	1,205	1,093
Less:	(Gain) loss on disposition of properties	(8,796)	40

Funds from Operations (FFO) (1)		$15,589	$10,666

Add:	Prepayment costs	$—	$1,743
Less:	Refund of defeasance costs on previously defeased loan	—	(279)

Funds from Operations (FFO) as adjusted (2)		$15,589	$12,130

Add:	Depreciation - other assets	522	524
	Amortization of deferred financing fees	494	680
Less:	Recurring fixed asset additions	(1,885)	(1,606)

Funds Available for Distribution (FAD) (3)		$14,720	$11,728

Per share:
Net income (loss) applicable to common shares - basic		$0.21	$(0.05)
Net income (loss) applicable to common shares - diluted		$0.20	$(0.05)
Funds from Operations - diluted (1)		$0.31	$0.25
Funds from Operations as adjusted - diluted (2)		$0.31	$0.29
Dividends per share		$0.19	$0.17
Weighted average shares outstanding - basic		49,634	42,343
Weighted average shares outstanding - diluted		50,280	42,343

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2013 EARNINGS RELEASE

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets and excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, excluding $1.7 million of prepayment costs associated with debt repayments for the three months ended March 31, 2012 and $(279) of refunds for a previously defeased loan for the three months ended March 31, 2012. In accordance with GAAP, these prepayment costs and refunds on the previously defeased loan are included in interest expense in the Company's Consolidated Statements of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a Company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land, depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at (800) 440-2372. For more information, access the Investors section of AssociatedEstates.com.